UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

100 East RiverCenter Boulevard Covington, Kentucky 41011
(Address of Principal Executive Offices, Including Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Omnicare, Inc. (“Omnicare” or the “Company”) will participate at the Lazard Capital Markets 8th Annual Healthcare Conference in New York, New York on November 16, 2011.  As part of this conference, representatives of Omnicare will make a presentation on November 16, 2011 at 11:00 a.m. ET using the slides attached to this Current Report on Form 8-K as Exhibit 99.1.  The presentation will address, among other things, the Company’s strategy, objectives and financial performance and discuss industry trends and dynamics.  The presentation will be webcast live and will be available on the Investor Relations section of Omnicare’s web site at omnicare.com by clicking on an available link.

Note Regarding Presentation of Non-GAAP Financial Measures

There will be certain non-GAAP financial measures presented.  To facilitate comparisons and to enhance the understanding of core operating performance, the presentation includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items and accounting changes, and to present results on a continuing operations basis.  For a detailed reconciliation of adjusted financial measures to GAAP financial measures and related definitions and components, please refer to the reconciliation schedules posted on the Investor Relations section of Omnicare’s web site at omnicare.com.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits.

99.1	Slide presentation of Omnicare, Inc. used in connection with the Company’s November 16, 2011 presentation at the Lazard Capital Markets 8th Annual Healthcare Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ John L. Workman
Name: Title:	John L. Workman President and Chief Financial Officer

Dated:  November 16, 2011

INDEX TO EXHIBITS

Exhibit Number                    Description of Exhibit

99.1	Slide presentation of Omnicare, Inc. used in connection with the Company’s November 16, 2011 presentation at the Lazard Capital Markets 8th Annual Healthcare Conference.